Exhibit 99.1

New York Mortgage Trust Reports Third Quarter 2011 Results
EPS of $0.40 Excluding Realized and Unrealized Gains and Losses

NEW YORK, NY – November 3, 2011 (GLOBE NEWSWIRE) – New York Mortgage Trust, Inc. (Nasdaq: NYMT) (“NYMT” or the “Company”) today reported results for the three and nine months ended September 30, 2011.

Summary of Third Quarter 2011:

●	Net loss attributable to common stockholders of $15,000, representing earnings per share of $0.00 for the quarter ended September 30, 2011.

●
Earnings per share of $0.40 excluding $2.5 million of net realized gains and $8.0 million of net unrealized losses related to our investment securities and related hedges adjusted for $1.0 million of incentive fees.

●	Net interest income rose to $6.2 million, an increase of $4.0 million from the same period in the previous year and a $0.9 million increase from the second quarter of 2011.

●	Third quarter 2011 portfolio margin was 715 basis points, an increase of 50 basis points from the second quarter 2011 portfolio margin.

●	Declared third quarter dividend of $0.25 per common share as compared to second quarter dividend of $0.22 per common share. The third quarter dividend was paid on October 25, 2011.

●
Book value per common share of $6.75 as of September 30, 2011 as compared to book value per common share of $7.27 at December 31, 2010 and adjusted book value per common share of $7.44 as of June 30, 2011 (adjusted to give effect to the 1.5 million common shares issued by the Company on July 1, 2011 upon the closing of its public common stock offering).

Management Overview

Steven R. Mumma, Chief Executive Officer, commented, “During a period in which all credit markets experienced significant volatility that resulted in wider credit spreads, we remain pleased with the underlying performance of each of our portfolio segments and their contribution to our net interest income and cash position. Net interest income reached record levels for the quarter at $6.2 million.  With respect to prepayments, CPR speeds across our portfolio, including both our Agency ARMs and Agency IO positions, remain stable relative to the current interest rate environment.  During the 2011 third quarter we witnessed historic  lows in the 10- year treasury yield, credit spread volatility reflecting sovereign debt concerns, and new proposals related to mortgage refinancing initiatives, all of which resulted in credit spread volatility during the quarter across all asset classes, including securities that comprise our Midway Residential Mortgage Portfolio. We, along with our managers, believe these factors will normalize over time and pricing will return to previous levels.”

Mr. Mumma further commented, “During November, we intend to close on an approximately $15.1 million Freddie Mac security backed by multi-family mortgages.  This will bring our total investment to date in this asset class to $20.5 million.  We continue to focus on residential mortgage assets, including ARMs, IOs and multi-family CMBS. We believe these asset classes represent excellent risk-adjusted returns that will be accretive to our earnings per share.”

Results from Operations

For the three months ended September 30, 2011, the Company had a net loss attributable to common stockholders of $15,000 as compared to net income attributable to common stockholders of $1.6 million for the same period in 2010 and net income attributable to common stockholders of $4.2 million for the three months ended June 30, 2011.  The decline in net income for the third quarter of 2011 was primarily due to an unrealized loss on investment securities and related hedges of $8.0 million, as compared to an unrealized loss of $0.7 million during the second quarter of 2011 and no loss during the third quarter of 2010. As discussed in its SEC filings, the Company’s net income (loss) is substantially dependent upon the net interest income generated from its investment portfolio and loans held in securitization trusts, as well as realized and unrealized gains (losses) on its investment securities and related hedges, primarily related to its Midway Residential Mortgage Portfolio investment securities and hedges. The Midway Residential Mortgage Portfolio is primarily comprised of interest-only securities derived from Agency whole-pool certificates which have historically been particularly sensitive to increased prepayment and spread widening environments.  The Company uses TBAs, futures and options on futures to hedge against risks related to the Midway Residential Mortgage Portfolio. Because of the hedging strategy employed by the Company with respect to its IOs, unrealized gains and losses are not designated for hedge accounting treatment, and therefore are directly run through the Company’s income statement.

Although the unrealized losses contributed to the Company’s decline in net income for the 2011 third quarter, the Company’s investment portfolio continued to post strong net interest income results, generating $6.2 million in net interest income in the 2011 third quarter, which represents a 180% improvement over net interest income for the same period of 2010 and a 17% increase over net interest income for the three months ended June 30, 2011. Agency IOs in the Company’s Midway Residential Mortgage Portfolio contributed significantly to the Company’s improvement in net interest income during the 2011 third quarter.

As of September 30, 2011, the Company’s book value per common share was $6.75, a decrease of $0.52 from $7.27 at December 31, 2010 and a decrease of $0.69 from adjusted book value per common share of $7.44 at June 30, 2011. The decrease since June 30, 2011 is due in part to an unrealized loss per share of $0.43 on our CLO securities due to widening credit spreads during the 2011 third quarter. Unlike IOs, unrealized gains and losses on the Company’s CLO securities run through the balance sheet and as a result, impact stockholders’ equity and book value per share.

The unrealized losses that contributed to lower net income and book value per common share as of and for the quarter ended September 30, 2011, were primarily driven by lower mark to market valuations of our IOs and CLO securities, as applicable, which were negatively impacted as a result of a confluence of several factors, including (i) a historical rally in U.S. treasuries during the quarter leading to the lowest yield ever on the 10-year treasury note, which contributed to perceived higher future prepayment experience for the Company’s IOs, (ii) continued uncertainty and concerns of systemic risk related to the European sovereign debt crisis, and (iii) uncertainty resulting from a possible revamping and expanding of the rules regarding the Home Affordable Refinance Program (“HARP”), with the intent of increasing significantly the number of homeowners eligible to refinance their mortgage under this program and thus, further elevating fears of higher prepayment speeds. Each of these factors contributed to a significant widening of credit spreads during the 2011 third quarter, which in turn, negatively impacted the pricing of our IOs and CLO securities at September 30, 2011. However, while the markets anticipated an escalation in prepayment speeds, the Company’s actual prepayment experience during the third quarter of 2011 and October 2011 have not indicated a significant increase in prepayment speeds on the securities in its investment portfolio.  Management continues to believe that the underlying characteristics of the Company’s investment securities, including the IOs, remain strong. The Company further believes that these investments will contribute in a meaningful way to the Company’s net interest income in the future, while the unrealized losses incurred during this 2011 third quarter are expected to be temporary and should improve in the future as the markets digest the aforementioned events.

A reconciliation between earnings excluding realized and unrealized gains and losses net of related incentive fees and GAAP net loss attributable to common stockholders for the three months ended September 30, 2011 is presented below:

	For the Three Months Ended September 30, 2011
(Dollar amounts in thousands)	Amounts	Per Share

Net Loss Attributable to Common Stockholders - GAAP	$(15)	$0.00
Adjustments
Realized gain on investment securities and related hedges	(2,526)	(0.23)
Unrealized loss on investment securities and related hedges	8,027	0.72
Incentive fees included in general, administrative and other expenses	(1,001)	(0.09)
Earnings excluding realized and unrealized gains and losses net of related incentive fees	$4,485	$0.40

Portfolio Results

The following table summarizes the Company’s significant interest earning assets at September 30, 2011, classified by relevant categories:

(dollar amount in thousands)	Current Par Value	Carrying Value	Coupons *	Yield *	CPR *
Agency RMBS	$69,414	$73,213	3.71%	2.66%	16.6%
Non Agency RMBS	7,098	4,862	1.15%	4.34%	14.7%
Midway Residential Mortgage Portfolio	568,108	69,603	5.25%	24.96%	10.1%
CLO	35,550	22,715	4.25%	34.50%	NA
Loans held in Limited Partnership	12,293	8,690	7.59%	11.27%	NA
RB Commercial	7,013	7,013	6.32%	13.49%	NA
Loans Held in Securitization Trusts	212,404	210,423	2.70%	2.60%	10.2%

* Coupons, yields and CPRs are based on third quarter 2011 average balances.

As of September 30, 2011, the Company’s investment portfolio was financed with $111.5 million of repurchase agreement borrowings with an average interest rate of 0.61%.

As of September 30, 2011, the Company had $210.4 million of loans held in securitization trusts (net) permanently financed with $203.1 million of collateralized debt obligations.  As of September 30, 2011, delinquencies greater than 60 days on loans held in securitization trusts represented 9.60% of the loan portfolio, as compared to 9.79% at December 31, 2010.  As of September 30, 2011, the Company had reserves totaling $3.3 million for loan losses. In addition, as of September 30, 2011, the Company’s balance sheet included two real estate owned properties totaling $0.5 million.

Proposed Federal Housing Finance Agency HARP II program

In October, the U.S. Government indicated that it would be implementing a new program to assist borrowers who are current with their mortgage payments but are unable to refinance due to property valuation ratios.  It appears, based on the information released by the U.S Government, that the revamped Home Affordable Refinance Program (“HARP”) will target homeowners who did not participate in HARP I and whose mortgages were originated prior to May 31, 2009.  The following table summarizes the investment securities in the Company’s portfolio containing mortgages which would be eligible for refinancing and thus prepaid under HARP II,  given the parameters of the program known to the Company at this time. The U.S. Government is expected to disclose final details of the HARP II program are expected to be released on November 15, 2011:

(dollar amount in thousands)
		Constant Prepayment Rates (CPR)
	9/30/2011 Carrying Value	9/30/2011 Qtr Avg	6/30/2011 Qtr Avg	9/30/2011 Monthly Avg	10/31/11 Monthly Avg	HARP II Exposure (>4% WAC*)

Agency RMBS	$73,213	16.6%	19.3%	22.9%	16.9%	$16,352
Midway Residential Portfolio	$69,603	10.1%	8.0%	11.4%	15.8%	$17,273

* WAC – Weighted Average Coupon

Investment in Multi-Family Loan Securitization Assets

The Company has committed to purchase the majority of the privately placed first loss security from the Freddie Mac Multifamily Loan Securitization Series 2011-K015 (“K-015 Series”), with an anticipated settlement in November 2011.  In addition, the Company will invest in an IO strip from the same K-015 Series.  The Company’s total investment will be approximately $15.1 million and will be funded with a combination of working capital and/or term financing. The K-015 Series is backed by approximately 91 multi-family properties totaling $1.2 billion.  The investment in the K-015 Series will bring the Company’s total investment in the multi-family sector to approximately $20.5 million.

Conference Call

On Friday, November 4, 2011, at 9:00 a.m. Eastern Time, New York Mortgage Trust's executive management is scheduled to host a conference call and audio webcast to discuss the Company's financial results for the three and nine months ended September 30, 2011. The conference call dial-in number is (877) 312-8806. The replay will be available until Wednesday, November 9, 2011 and can be accessed by dialing (855) 859-2056 and entering passcode 22946141. A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis, at the Company's website at http://www.nymtrust.com.  Please allow extra time, prior to the call, to visit the site and download the necessary software to listen to the Internet broadcast.

Third quarter 2011 financial and operating data can be viewed on the Company’s Quarterly Report on Form 10-Q, which is expected to be filed with the Securities and Exchange Commission on or about November 4, 2011. A copy of the Form 10-Q will be posted at the Company’s website as soon as reasonably practicable following its filing with the Securities and Exchange Commission.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release presents a non-GAAP financial measure that excludes certain items. This non-GAAP financial measure is provided to enhance the user's overall understanding of our financial performance. Specifically, management believes the non-GAAP financial measure provides useful information to investors by excluding or adjusting certain items affecting reported operating results that were unusual or not indicative of our core operating results. The non-GAAP financial measure presented by the company should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Moreover, this non-GAAP financial measure may not be comparable to similarly titled measures reported by other companies. The non-GAAP financial measure included in this earnings release has been reconciled above to the nearest GAAP measure.

About New York Mortgage Trust

New York Mortgage Trust, Inc. is a real estate investment trust (“REIT”) that acquires and manages primarily real estate related assets. These include Agency and non-Agency mortgage-backed securities, high credit quality residential adjustable rate mortgage loans, commercial mortgage loans and other financial assets. As a REIT, New York Mortgage Trust, Inc. is not subject to federal income tax, provided that it distributes at least 90% of its REIT income to stockholders.

CONTACT:	AT THE COMPANY Steven R. Mumma CEO, President Phone: 212-792-0109 Email: smumma@nymtrust.com

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as "anticipate," "estimate," "will," "should," "expect," "believe," "intend," "seek," "plan" and similar expressions or their negative forms, or by references to strategy, plans, or intentions. The Company's results can fluctuate from month to month and from quarter to quarter depending on a variety of factors, some of which are beyond the Company's control and/or are difficult to predict, including, without limitation, changes in interest rates, changes in mortgage default rates and prepayment rates, and other changes in market conditions and economic trends. Furthermore, forward-looking statements are subject to risks and uncertainties, including, among other things, those described under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2010, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, each of which can be accessed at the SEC's website (www.sec.gov). Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the SEC, including reports on Forms 10-Q, 10-K and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

FINANCIAL TABLES FOLLOW

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except per share amounts)
(unaudited)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2011	2010	2011	2010

INTEREST INCOME	$7,431	$4,536	$17,607	$15,942

INTEREST EXPENSE:
Investment securities and loans held in securitization trusts	732	1,211	2,161	3,887
Subordinated debentures	471	563	1,407	1,995
Convertible preferred debentures	-	537	-	1,737
Total interest expense	1,203	2,311	3,568	7,619

NET INTEREST INCOME	6,228	2,225	14,039	8,323

OTHER (EXPENSE) INCOME:
Provision for loan losses	(435)	(734)	(1,459)	(1,336)
Income from investment in limited partnership and limited liability company	479	150	1,762	150
Realized gain on investment securities and related hedges	2,526	1,860	8,000	3,958
Unrealized loss on investment securities and related hedges	(8,027)	-	(8,762)	-
Total other (expense) income	(5,457)	1,276	(459)	2,772

General, administrative and other expenses	717	2,222	6,464	6,185

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	54	1,279	7,116	4,910
Income tax expense	56	-	419	-
(LOSS) INCOME FROM CONTINUING OPERATIONS	(2)	1,279	6,697	4,910
Income from discontinued operation – net of tax	19	298	23	877
NET INCOME	17	1,577	6,720	5,787
Net income attributable to noncontrolling interest	32	-	52	-
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(15)	$1,577	$6,668	$5,787

Basic income per common share	$-	$0.17	$0.67	$0.61
Diluted income per common share	$-	$0.17	$0.67	$0.61
Dividends declared per common share	$0.25	$-	$0.65	$0.43
Weighted average shares outstanding-basic	11,146	9,425	10,015	9,421
Weighted average shares outstanding-diluted	11,146	9,425	10,015	9,421

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share and per share amounts)

	September 30,	December 31,
	2011	2010
ASSETS	(unaudited)

Investment securities available for sale, at fair value (including pledged securities of $133,008 and $38,475, respectively)	$170,393	$86,040
Mortgage loans held in securitization trusts (net)	210,423	228,185
Mortgage loans held for investment	5,117	7,460
Investments in limited partnership and limited liability company	16,887	18,665
Cash and cash equivalents	11,679	19,375
Receivable for securities sold	5,400	5,653
Derivative assets	75,053	-
Receivables and other assets	29,587	8,916
Total Assets	$524,539	$374,294

LIABILITIES AND EQUITY
Liabilities:
Financing arrangements, portfolio investments	$111,500	$35,632
Collateralized debt obligations	203,054	219,993
Derivative liabilities	3,619	1,087
Payable for securities purchased	79,585	-
Accrued expenses and other liabilities	5,360	4,095
Subordinated debentures (net)	45,000	45,000
Total liabilities	448,118	305,807
Commitments and Contingencies
Equity:
Stockholders’ equity
Common stock, $0.01 par value, 400,000,000 authorized, 11,178,273 and 9,425,442 shares issued and outstanding, respectively	112	94
Additional paid-in capital	140,843	135,300
Accumulated other comprehensive income	12,453	17,732
Accumulated deficit	(77,971)	(84,639)
Total stockholders' equity	75,437	68,487
Noncontrolling interest	984	-
Total equity	76,421	68,487
Total Liabilities and Equity	$524,539	$374,294